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                                                                    EXHIBIT 21.2

                            3333 HOLDING CORPORATION
                                 SUBSIDIARY LIST

         The following list of subsidiaries of 3333 Holding Corporation ("Holding"), wholly-owned unless otherwise stated, includes all of the significant subsidiaries of Holding as of June 22, 1998.

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CORPORATIONS AND
LIMITED LIABILITY COMPANIES                                       JURISDICTION OF ORGANIZATION
CC Rowlett MOB, LLC                                               Delaware

Centex-Kirco Industrial Summit I, LLC                             Delaware

Centex Industrial Westlake I, LLC                                 Delaware

Centex Industrial Westlake II, LLC                                Delaware

CDC General Partner, Inc.                                         Nevada

CDC MF1, LLC                                                      Nevada

Centex Multi-Family Company                                       Nevada

GV Northfield I, LLC                                              Delaware

3333 Development Corporation                                      Nevada


PARTNERSHIPS                                                      JURISDICTION OF ORGANIZATION

Arbors of Wolf Pen Creek Partners                                 Texas

Centex-Corrigan Multi-Family II Joint Venture                     Texas

Centex Development Company, L.P.                                  Delaware

Centex Funding Company, L.P.                                      Delaware

Centex Industrial Camarillo I, L.P.                               Delaware

Centex Industrial Camarillo II, L.P.                              Delaware

Centex Industrial Development Company, L.P.                       Delaware
   d/b/a Vista Industrial Development Company

Centex Industrial Gateway I, L.P.                                 Delaware

Centex Medical Office Development Company I, L.P.                 Delaware

Centex Multi-Family Company, L.P.                                 Delaware
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PARTNERSHIPS                                                      JURISDICTION OF ORGANIZATION
Centex Northfield Investment Company I, L.P.                      Delaware

Centex Office Development Company, L.P.                           Delaware

Centex Office Southpointe I, L.P.                                 Delaware

Centex Retail Development Company, L.P.                           Delaware

Centex Retail Vista Ridge I., L.P.                                Delaware

Vista Realty Development Company, L.P.                            Delaware
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         All of Holding's subsidiaries are included in the Combined Financial
Statements of 3333 Holding Corporation and subsidiary and Centex Development Company, L.P. ("Holding/CDC") incorporated by reference into this Form 10-K from the Holding/CDC 1998 Annual Report to Stockholders.